Net Power Reports Fourth Quarter 2024 Results
and Provides Business Update

DURHAM, N.C.--(BUSINESS WIRE)--March 10, 2025--Net Power Inc. (NYSE: NPWR) (“Net Power” or the “Company”) today announced its financial and operational results for the fourth quarter and full-year 2024, highlighting progress in its technology development and path to commercialization.

•Completed FEED for Project Permian (SN1) and Shifted to Design Optimization: Net Power finalized the Front-End Engineering and Design (FEED) for Project Permian, its first utility-scale project in West Texas. The cost estimate was significantly higher than expected and, as a result, the Company has paused long-lead releases for the project and commenced a post-FEED optimization and value engineering exercise to deliver a financeable commercial product launch.

•Launched Modular Multi-Unit Feasibility Study: To drive further cost reductions and take advantage of the market’s demand for larger generation capacity, the Company initiated an advanced design and engineering study for a standardized, modular multi-unit plant designed to deliver up to one gigawatt of power generation.

•Commenced First Phase of Baker Hughes Equipment Validation Program: Net Power and its technology partner Baker Hughes commenced Phase 1 combustion testing at the Company’s La Porte demonstration facility. The facility has achieved 140 fired hours of operation and has exceeded cycle pressures achieved in the prior testing campaign, representing important milestones in its roadmap to commercialization.

•Initiated Development of Industrial-Scale Net Power Solution: Baker Hughes and Woodside Energy announced a Technology Development Agreement to explore commercialization of an industrial-scale sized power plant using Net Power’s clean energy technology, potentially expanding the Company’s product offering and licensing revenue.

•Preserved Strong Liquidity: Net Power ended 2024 with over $530 million in cash, cash equivalents, and investments, providing significant financial resources to optimize its technology and establish strategic partnerships to fund its first utility scale project and future multi-unit deployments.

“2024 was a year of significant achievement amidst challenging market conditions for commercializing new technologies,” said Danny Rice, Chief Executive Officer of Net Power. “We recently completed the FEED for Project Permian, the first-of-its-kind large-scale, fully integrated clean gas power plant. Due, in large part, to today’s inflationary environment and the first-of-a-kind nature of this facility, the initial cost estimates reveal areas where we can meaningfully and efficiently reduce costs to achieve successful final investment decision (FID). We believe our shift in focus to remove or reduce these costs from SN1 as well as from our standard plant design will better position Net Power to achieve the lowest costing clean, firm power available in the market. With over $500 million in liquidity, we believe we’re in a strong position to advance the technology and optimize our plant design while simultaneously attracting the right strategic partners to help commercialize and fully unlock this technology’s potential.”

Business Update

A decade of underinvestment in power infrastructure combined with unprecedented load growth on the horizon has triggered a significant response to add firm generation capacity in the U.S., with unabated natural gas emerging as the only deployable source today. This surge in demand has caused broader inflationary and supply chain pressures across the generation sector, affecting SN1 cost estimates that exceed viable economic thresholds. In response, Net Power has commenced a post-FEED optimization and value engineering process. Net Power now estimates Project Permian’s total installed cost to be between $1.7 billion and $2.0 billion, which is inclusive of non-recurring first-of-a-kind, Project Permian site-specific and owner costs. While Project Permian benefits from existing CO2 pipeline infrastructure, there are a number of site- and region-specific challenges which impact cost. Long lead equipment releases have been suspended but value engineering and certain development work remain in progress. Provided the successful value engineering process, the project would come online no earlier than 2029.

Recognizing the need for a scalable and lower cost solution, Net Power launched a feasibility study for a modular multi-unit plant with a standardized design. The Company expects this scalable configuration, comprised of two to four power train modules per plant, will significantly reduce equipment and construction costs through greater economies of scale, more equipment pre-fabrication, less in-field labor and lower transportation costs. Net Power has begun identifying coastal-based locations for deployments in 2030-2033 that would provide a market fit for its customers. These coastal-based projects are being scoped to support up to one gigawatt per site with the optionality to co-locate with large-load data centers and industrial power users.

In parallel, the validation efforts at our La Porte, Texas demonstration facility are ongoing. The first phase of equipment testing with Baker Hughes began in Q4, focusing on oxy-fuel burner configuration selection. The facility is approaching full target temperatures and pressures and has already achieved higher operating conditions than achieved during the prior testing campaign in 2021. The facility has operated for over 140 fired hours during Phase 1, including a 30-hour continuous run. Phase 1 and Phase 2 testing are on track to be completed in 2025.

Baker Hughes and Woodside Energy recently announced a Technology Development Agreement to develop an industrial-scale Net Power solution that is specifically designed for smaller scale applications including oil and gas, LNG, heavy industries and small-scale data centers. The industrial-scale program will benefit from the ongoing equipment validation program at our La Porte demonstration facility as well as from the development of Net Power’s initial utility-scale power plant. This industrial-scale program has the potential to bring the Net Power technology platform to a broader array of end markets and applications, complementing the Company’s utility-scale program and providing additional licensing opportunities to Net Power and its shareholders, while requiring minimal capital from the Company.

Net Power closed 2024 with $533 million in cash, cash equivalents, and investments, down from $580 million last quarter, primarily due to $13 million in operating cash outflows and $29 million in capital expenditures for La Porte upgrades and SN1 development. For the remainder of 2025, Net Power will focus internal efforts on progressing the technology development program, utility-scale plant cost reductions and a modular multi-unit design in order to enable the Company to maximize the value of its proprietary Net Power Cycle as it navigates a challenging yet opportunity-rich market.

Conference Call

Net Power will host a conference call to discuss fourth quarter 2024 results and related matters beginning at 8:30 AM ET on Monday, March 10. To access the live audio webcast of the conference call, please visit Net Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).

An archived webcast will be available following the call.

About Net Power

Net Power (NYSE: NPWR) is an energy technology company developing its proprietary Net Power Cycle, which transforms natural gas into clean, reliable and affordable power. The Company is on a mission to deploy its utility-scale plants across the world by partnering with electricity generators, energy producers, technology providers, local communities, and other stakeholders. Net Power was founded in 2010 and has offices in Durham, North Carolina (HQ) and Houston, Texas.

Cautionary Note Regarding Forward-Looking Statements and Projections

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of Net Power’s technology, the anticipated demand for Net Power’s technology and the markets in which Net Power operates, the timing of the deployment of plant deliveries, and Net Power’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Net Power has no control. These factors, risks and uncertainties include, but are not limited to, the capital-intensive nature of Net Power’s business model, which will likely require Net Power to raise additional capital in the future; Net Power’s ability to adequately control or accurately predict the costs associated with its projects and the development and deployment of its technology; barriers that Net Power may face in its attempts to deploy and commercialize its technology; the complexity of the machinery Net Power relies on for its operations and development; potential changes and/or delays in site selection and construction that result from regulatory, logistical, and financing challenges; Net Power’s ability to establish and maintain supply relationships; risks related to Net Power’s arrangements with third parties for the development, commercialization and deployment of its technology ; risks related to strategic investors and partners; Net Power’s ability to successfully commercialize its operations; the availability and cost of raw materials; the impact of potential delays in discovering manufacturing and construction issues; the possibility of damage to Net Power’s facilities as a result of natural disasters; the ability of commercial plants using Net Power’s technology to efficiently provide net power output; Net Power’s ability to obtain and retain licenses; Net Power’s ability to establish an initial commercial scale plant; potential litigation that may be instituted against Net Power; and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Net Power’s Annual Report on Form 10-K for the year ended December 31, 2024, its subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Net Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Net Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:

investors@netpower.com

Net Power Media Contact:
Sam Fabens

netpower@voxglobal.com